Exhibit (j)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Investment Trust (formerly Investment Trust) on Form N-1A ("Registration Statement") of our report dated September 25, 2006 relating to the financial statements and financial highlights which appears in the July 31, 2006 Annual Report to Shareholders of DWS Large Company Growth Fund (formerly Scudder Large Company Growth Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 28, 2006